CONSENT OF GEOTHERMEX

We consent to references to our name and to the use of the technical information and estimates prepared by us included in the discussion of the WGP Geysers project.

We consent to the incorporation by reference in the Registration Statements Nos. 333-164394 and 333-141262 on Form S-8, Nos. 333-165728, 333-165728, 333-170202, 333-192611, 333-202907, and 333-209793 on Form S-3 of references to our name and to the use of the technical information and estimates referenced above.

GeothermEx, Inc.